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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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          Ladies and Gentlemen,



          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 22, 1998, included in Interiors, Inc.'s Form 8-K, as filed with the Commission on April 6, 1998, and as amended by Interiors, Inc's Current Report on Form 8-K/A on May 29, 1998, and to all references to our Firm included in this registration statement on Form S-3 registering 4,654,645 shares of Class A Common Stock.




          /s/ Kellogg & Andelson
          Sherman Oaks, California
          June 26, 1998